     As filed with the Securities and Exchange Commission on July 21, 1999

                                                     Registration No. 2-33-14542

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             COOPER INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             OHIO                                                 31-4156620
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                                Identification No)

600 Travis, Suite 5800
Houston, Texas                                                       77002
(Address of principal executive offices)                           (Zip Code)


                             COOPER INDUSTRIES, INC.
                              AMENDED AND RESTATED
                        1989 EMPLOYEE STOCK PURCHASE PLAN

                          -----------------------------

                            Diane Kosmach Schumacher
                             Senior Vice President,
                          General Counsel and Secretary
                             600 Travis, Suite 5800
                              Houston, Texas 77002
                     (Name and address of agent for service)
                                 (713) 209-8400
                     (Telephone number of agent for service)


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS.


         Number                       Description
         ------                       -----------

           4.1           Cooper Industries, Inc. Amended and Restated Employee
                         Stock Purchase Plan

           24.1          Powers of Attorney from members of Cooper Industries,
                         Inc.'s Board of Directors

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 21, 1999.




                                                          COOPER INDUSTRIES, INC.


                                                          By    /s/ H. John Riley, Jr.
                                                                -----------------------------
                                                                H. John Riley, Jr.
                                                                Chairman of the Board, President
                                                                and Chief Executive Officer

                                                          Director, Chairman of the Board,
                                                          President and Chief
/s/ H. John Riley, Jr.                                    Executive Officer                             July 21, 1999
---------------------------------------------------
              H. John Riley, Jr.

                                                          Senior Vice President and Chief
/s/ D. Bradley McWilliams                                 Financial Officer                             July 21, 1999
---------------------------------------------------
              D. Bradley McWilliams

                                                          Vice President and Controller
/s/ Terry A. Klebe                                        (Principal Accounting Officer)                July 21, 1999
---------------------------------------------------
                 Terry A. Klebe


 */s/ Warren L. Batts                                     Director                                      July 21, 1999
---------------------------------------------------
                Warren L. Batts


 */s/ Alain J.P. Belda                                    Director                                      July 21, 1999
---------------------------------------------------
               Alain J. P. Belda


 */s/ Robert M. Devlin                                    Director                                      July 21, 1999
---------------------------------------------------
                Robert M. Devlin


 */s/ Clifford J. Grum                                    Director                                      July 21, 1999
---------------------------------------------------
               Clifford J. Grum


 */s/ Linda A. Hill                                       Director                                      July 21, 1999
---------------------------------------------------
                Linda A. Hill


 */s/ Harold S. Hook                                      Director                                      July 21, 1999
---------------------------------------------------
                Harold S. Hook


 */s/ Constantine S. Nicandros                            Director                                      July 21, 1999
---------------------------------------------------
          Constantine S. Nicandros


 */s/ John D. Ong                                         Director                                      July 21, 1999
---------------------------------------------------
                 John D. Ong


 */s/ Sir Ralph H. Robins                                 Director                                      July 21, 1999
---------------------------------------------------
             Sir Ralph H. Robins

 */s/ Dan F. Smith                                        Director                                      July 21, 1999
---------------------------------------------------
                Dan F. Smith


 */s/ James R. Wilson                                     Director                                      July 21, 1999
---------------------------------------------------
             James R. Wilson


* by: /s/ Diane K. Schumacher
     ----------------------------------
         Diane K. Schumacher

Pursuant to Powers of Attorney filed as Exhibit 24.1

                                INDEX TO EXHIBITS


           Number                      Description
           ------                      -----------

             4.1         Cooper Industries, Inc. Amended and Restated Employee
                         Stock Purchase Plan

            *5.1 Opinion of Roger A. Scott as to legality of securities being issued

           *23.1         Consent of Arthur Young & Company

           *23.2         Consent of Roger A. Scott (included in Exhibit 5.1).

            24.1         Powers of Attorney from members of Cooper Industries,
                         Inc.'s Board of Directors


* Previously filed.





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